UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                    )

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☐	Soliciting Material under §240.14a-12

STEREOTAXIS, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEREOTAXIS, INC.

710 North Tucker Boulevard

Suite 110

St. Louis, Missouri 63101

(314) 678-6100

SUPPLEMENT DATED APRIL 8, 2024

TO THE PROXY STATEMENT DATED APRIL 4, 2024

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 15, 2024

The following information relates to the 2024 Annual Meeting of Shareholders of Stereotaxis, Inc. (“Stereotaxis,” “we,” “us,” “our,” or the “Company”) and amends and supplements the related Definitive Proxy Statement filed with the Securities and Exchange Commission on April 4, 2024 (the “Proxy Statement”).

The purpose of this filing is to correct and clarify information contained in the Proxy Statement relating to the effect of “broker non-votes” on (i) Proposal 3 to approve of an amendment to the Stereotaxis, Inc. 2022 Stock Incentive Plan (“2022 Stock Incentive Plan” or the “Plan”) to increase the shares authorized for issuance thereunder by 4,000,000 shares and (ii) Proposal 4 to approve of an amendment to the Employee Stock Purchase Plan (“2022 ESPP”) to increase the number of shares authorized for issuance under the 2022 ESPP by 250,000 shares, to 453,366.

Rules of the New York Stock Exchange (“NYSE”) determine whether proposals are routine or non-routine. We expect that both Proposal 3 and Proposal 4 will be considered “non-routine”. Therefore, if you hold shares in street name through a broker or other nominee and do not vote your shares or provide voting instructions, your broker will not be allowed to vote your shares. This will result in a broker non-vote. Under our bylaws and Delaware law, broker non-votes are not counted as shares present and entitled to vote on the subject matter of either proposal and accordingly they will not affect the outcome of the vote of either proposal. The Company desires to correct and clarify the disclosures related to Proposal 3 and Proposal 4 relative to the foregoing.

The first paragraph under the heading “Vote Required and Recommendation” for Proposal 3 on page 30 of the Proxy Statement is hereby amended to read as follows:

“The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the subject matter of this proposal will be required to approve the amendment of the 2022 Stock Incentive Plan. Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of negative votes.”

The first paragraph under the heading “Vote Required and Recommendation” for Proposal 4 on page 34 of the Proxy Statement is hereby amended to read as follows:

“The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the subject matter of this proposal will be required to approve the amendment to the 2022 ESPP. Because brokers are not permitted to vote on this proposal in the absence of voting instructions from beneficial owners, broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the effect of negative votes.”

We urge you to read the Proxy Statement and this supplement in their entirety. Except as specifically supplemented by the information contained herein, all information in the Proxy Statement remains unchanged. From and after the date of this proxy statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

April 8, 2024

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